Exhibit 32

CERTIFICATIONS OF CHAIRMAN/CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of SinoFresh HealthCare, Inc., a Florida corporation (the “Company”), on Form 10-QSB for the quarter ended March 31, 2005, as filed with the Securities and Exchange Commission (the “Report”), Charles A. Fust, Chairman of the Board and Chief Executive Officer of the Company and Scott M. Klein, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Charles A. Fust
Chairman of the Board and Chief Executive Officer
May 13, 2005

Scott M. Klein
Chief Financial Officer
May 13, 2005

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